EXHIBIT 10.5



LOAN NUMBER           LOAN NAME           ACCT. NUMBER   NOTE DATE     INITIALS
                      FSNB, LLC                          03/28/01
                  INDEX (w/Margin)          RATE     MATURITY DATE LOAN PURPOSE
NOTE AMOUNT   Wall Street Journal Prime     7.25%      03/28/02
$1,100,000.00        minus 0.75%                                      Commercial
                                Creditor Use Only
--------------------------------------------------------------------------------


                                 PROMISSORY NOTE
                  (Commercial - Revolving Draw - Variable Rate)



DATE AND PARTIES. The date of this Promissory Note (Note) is March 28, 2001. The parties and their addresses are:

    LENDER:
        NEXITY BANK - ATLANTA LPO
        2839 Paces Ferry Road
        Suite 840
        Atlanta, Georgia 30339
        Telephone: (678) 556-0700

    BORROWER:
         FSNB, LLC
         a Limited Liability Company
         PO Box 327
         Statesboro, Georgia 30459


1.  DEFINITIONS.  As used in this Note, the terms have the following meanings:

         A. Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an Interest in the Loan.
         B. Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.
         C. Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.
         D. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.
         E. Percent. Rates and rate change limitations are expressed as annualized percentages.

2. PROMISE TO PAY. For value received, I promise to pay you or your order. at your address, or at such other location as you may designate, amounts advanced from time to time under the terms of this Note up to the maximum outstanding principal balance of $1,100,000.00 (Principal), plus interest from the date of disbursement. on the unpaid outstanding Principal balance until this Note matures or this obligation 13 accelerated.

I may borrow up to the Principal amount more than one time.

All advances made will be made subject to all other terms and conditions of this Loan.

3. INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of 7.25 percent (interest Rate) until March 29, 2001, after which time it may change as described in the Variable Rate subsection.

         A. Interest After Default. If you declare a default under the terms of this Loan, including for failure to pay in full at maturity, you may increase the Interest Rate payable an the outstanding Principal balance of this Note. In such event, Interest will accrue on the outstanding Principal balance at the Interest Rate in affect from time to time under the terms of this Loan, until paid in full.

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         B. Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Note or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected In excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.
         C. Statutory Authority. The amount assessed or collected on this Note is authorized by Ga. Code title 7, ch. 4.
         D. Accrual. During the scheduled term of this Loan interest accrues using an Actual/360 days counting method.
         E. Variable Rate. The interest Rate may change during the term of this transaction.

                  (1) Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: the highest base rate on corporate loans posted by at least 75% of the nation's 30 largest banks that The Wall Street Journal publishes as the Prime Rate.

                  The Current Index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.

                  (2) Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change March 29, 2001 and daily thereafter.
                  (3) Calculation Of Change. On each Change Date, you will calculate the Interest Rate, which will be the Current index minus 0.75 percent. The result of this calculation will be rounded to the nearest .001 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges an this Note will never exceed the highest rate or charge allowed by law for this Note.
                  (4) Effect Of Variable Rate. A change In the Interest Rate will have the following effect on the payments: The amount of scheduled payments will change.

4. GOVERNING AGREEMENT. This Note is further governed by the Commercial Loan Agreement executed between you and me as part of this Loan, as modified, amended or supplemented. Upon execution of this Note, I represent that I have reviewed and am In compliance with the terms contained in the Commercial Loan Agreement.

5. PAYMENT. I agree to pay all accrued interest on the balance outstanding from time to time in regular payments beginning June 28, 2001, then an the same day in each 3rd month thereafter. A final payment of the entire unpaid outstanding balance of Principal and interest will be due March 28, 2002.

Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Interest payments will be applied first to any charges I owe other then late charges, than to accrued, but unpaid interest, then to late changes. Principal payments will be applied first to the outstanding Principal balance. then to any late charges. If you and I agree to a different application of payments. we will describe out agreement an this Note. The actual amount of my final payment will depend on my payment record.

6. PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay In full.

7.  LOAN PURPOSE.  This is a business-purpose loan transaction.

8. SECURITY. This Loan is secured by separate security instruments prepared together with this Note as follows:

Document Name                                               Parties to Document

Deed To Secure Debt (GA) - See Attached Exhibit "A"           FSNB, LLC

9. ASSUMPTIONS. Someone buying the Property cannot assume the obligation. You may declare the entire balance of the Note to be immediately due and payable upon the creation of, or contract for the creation of, any lion. encumbrance. or transfer of the Property.

10. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest. presentment for payment, demand, notice of acceleration, notice of Intent to accelerate and notice of dishonor.

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         A. Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law. consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

                  (1) You may renew or extend payments an this Note, regardless of the number of such renewals or extensions.
                  (2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.
                  (3) You may release, substitute or Impair any Property securing this Note.
                  (4) You, or any institution participating in this Note, may invoke your right of set-off.
                  (5) You may enter into any sales. repurchases or participations of this Note to any person in any amounts end I waive notice of such sales, repurchases or participations.
                  (6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.
                  (7) I agree that you may Inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modifications, substitutions or future advances,

         B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights. remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or other Loan documents, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

11. APPLICABLE LAW. This Note is governed by the laws of Georgia, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located.

12. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who Is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

13. AMENDMENT. INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made In writing and executed by you and me. This Note is the complete and final expression of the agreement. If any provision of this Note Is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

14. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to Interpret or define the terms of this Note.

15. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I agree to sign, deliver, end file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

16. CREDIT INFORMATION. I agree that from time to time you may obtain credit information about me from others, including other lenders and credit reporting agencies, and report to others (such as a credit reporting agency) your credit experience with me. I agree that you will not be liable for any claim arising from the use of information provided to you by others or for providing such information to others.

17. SIGNATURES. By signing under seal, I agree to the terms contained In this Note. I also acknowledge receipt of a copy of this Note.

        BORROWER:
        FSNB, LLC
                    /s/ F. Thomas David
                    ----------------------------------------
                    F. Thomas David, President (Seal)


                    /s/ Laura  T. Marsh
                    ----------------------------------------
                    Laura  T. Marsh (Seal)

         LENDER:
             Nexity Bank, Atlanta LPO

             /s/ Jack Gardner     (Seal)
             -----------------
             Jack Gardner


             -------------------------
              (Attest)


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                                   Exhibit "A"

Tract No. I

All that certain lot or parcel of land lying and being in the City of Statesboro, 1209th G. M. District of Bulloch County, Georgia and fronting North on West Grady Street a distance of 80-1/3 feet and running back in a southerly direction between slightly converging lines a distance of 134 feet and being 72-2/3 feet wide on the southern side and containing 235/1000 acre, more or less, according to plat of same made by S. L. Moore, Surveyor, dated November 28, 1906 and recorded in Deed Book 210, page 325, Bulloch County Records. Said property being bound now or formerly as follows: Northerly by said Grady Street Easterly by lands now or formerly of Frank Hook; Southerly by lands now or formerly of Mrs. L. B. Lovett; and Westerly by South Walnut Street (formerly Plum Street) and being known as the homeplace of the late Mrs. D. C. McDougald. Such property is also known as 10 West Grady Street by the current method of numbering streets in Statesboro, Bulloch County, Georgia.

Tract No. 2

All that certain lot or parcel of land lying and being in the 1209th G. M. District of Bulloch County, Georgia and in the City of Statesboro and more particularly described according to a plat made by R. J. Kennedy, Jr. Surveyor, dated November 10, 1950 and recorded in Plat Book 2, page 3, Bulloch County Records, as beginning at a point on the southern edge of West Grady Street, which point is 166 feet west of the southwestern intersection of South Main Street (U.S. Highway 301) and West Grady Street, the line runs along lands now or formerly of H, Frank Hook, formerly Mrs. Grace B. Hook, South 5 degrees 10 minutes West a distance of 80 feet; thence along the same bearing along lands now or formerly of Mrs. 0. W. Simons a distance of 54.5 feet to an iron comer, thence North 85 degrees 30 minutes West 71.3 feet along lands of William R. Lovett and Mrs. Betty L. Rockett to an iron comer; thence North 7 degrees 20 minutes East 134.15 feet along lands of Mrs. Mary Alice Hendricks, formerly Mrs.
D. C. McDougald to an iron comer; thence along West Grady Street South 85 degrees 30 minutes East 66.15 feet to the point of beginning. This being the same property conveyed to Derie Allen and Estella Allen by Warranty Deed from Anne F. Hook, H. Frank Hook, UL and Robert E. Hook dated August 12, 1985, and recorded in Deed Book 454, Page 278, Bulloch County records. Such property is also known as 8 West Grady Street by the current method of numbering streets in Statesboro, Bulloch County, Georgia.

 Tract No. 3

 All that certain lot or parcel of land situate, lying and being in the City of Statesboro, 1209th G. M. District of Bulloch County, Georgia fronting East on South Main Street a distance of 54.34 feet, and running back in a westerly direction from said South Main Street and being bound now or formerly as follows: Northerly by Property of Cecil E. Kennedy, Jr. and Marjorie H. Kennedy; Easterly by said South Main Street (U.S. Highway No. 301 ); Southerly by property of William R. Lovett and Betty L. Rockett; and Westerly by property now or formerly of Derie Allen, all as shown on a plat of survey made by Lamar
 O. Reddick & Associates, Surveyors, dated November 24, 1987, a copy of which is recorded in Plat Book 30, page 61, Bulloch County records. This is the same property conveyed to Louise Brunson Simmons by deed of F.N. Grimes, dated June 30, 1932 and recorded in Deed Book 88, page 327, Bulloch County, Georgia records. Such property is also known as 205 South Main Street under the current method of numbering streets in Statesboro, Bulloch County, Georgia.

Tract No. 4

All that certain lot, tract or parcel of land lying and being in the City of Statesboro, 1209'h G. M. District of Bulloch County, Georgia, fronting East on South Main Street (U.S. Highway 301) a distance of 81.37 feet as shown on a plat of survey made by Lamar 0. Reddick & Associates, Surveyors, dated February 8, 1995, a copy of which is recorded in Plat Book 30, page 49, Bulloch County Records. Said property being bound now or formerly as follows: North by West Grady Street; East by South Main Street; south by lands now or formerly of Louise B. Simmons, and West by lands now or formerly of H. Frank Hook, Jr. This is the same property conveyed to Harold E. A. Cavallaro, Jr., by deed of Mary Frances A. Joyner dated July

7, 1986 and recorded in Deed Book 466, page 789, Bulloch County, Georgia records. By deed dated February 27, 1987 and recorded in Deed Book 480, page 228, Bulloch County records, the said Harold E. A. Cavallaro, Jr. conveyed said property to The Spectrum Management Group, Inc., a Connecticut corporation. Such property is also known as 201 South Main Street under the current method of numbering streets in Statesboro, Bulloch County, Georgia.

Tract No. 5

All that certain tract or parcel of land located in the 1209th G. M. District of Bulloch County, Georgia, more particularly described on that certain plat of survey by Lamar 0. Reddick & Associates, dated August 1, 1983, a copy of which is attached hereto as Exhibit AA@, containing 0.748 acres, and being bounded now or formerly as follows: North by lands of Mrs. M.B. Hendricks, Jr., Mrs. Ann F. Hook, and Mrs. Louise B. Simmons (now owned by Cecil and Marjorie Kennedy); East by the right of way of South Main Street; South by lands of F.C. Parker; and West by the right of way of South Walnut Street said property is the same property conveyed by Warranty Deed dated January 17, 1968, from Mrs. Eleanor G. Lovett to William R. Lovett and Betty Lovett Rockett, recorded in Deed Book 298, Page 200, Bulloch County, Georgia records.